UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-1

AngioDynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note
This proxy statement supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed by AngioDynamics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on September 22, 2022 (the “Original Filing”) is being filed in order to clarify the voting standard required for Proposals 4 and 5 and to address certain inconsistencies between the “Summary of Shareholder Voting Matters” table and other sections of the Original Filing.
All other items in the Original Filing remain unchanged and are incorporated herein by reference. In addition, this Supplement does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.
IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE.
This Supplement supplements and amends the following statements in the Original Filing:
1.	The “Summary of Shareholder Voting Matters” table is amended in its entirety to read as follows:
SUMMARY OF SHAREHOLDER VOTING MATTERS
		Board Vote Recommendation	More Information	Broker Discretionary Voting Allowed?	Routine?	Vote Required for Approval	Abstentions/Broker Non-Votes
Proposal 1	Election of Class I Directors	FOR each Nominee	Page 6	No	No	Plurality of votes cast	Abstentions and broker non-votes do not count as votes cast
Proposal 2	Ratification of Our Independent Registered Public Accounting Firm	FOR	Page 42	Yes	Yes	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes are not applicable to this proposal
Proposal 3	Approval of the Compensation of Our Named Executive Officers on an Advisory Basis	FOR	Page 46	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes will not be counted or deemed present
Proposal 4	Approval of an Increase in the Number of Shares Available for Issuance Under the AngioDynamics, Inc. 2020 Equity Incentive Plan	FOR	Page 47	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes will not be counted or deemed present
Proposal 5	Approval of an Increase in the Number of Shares Available for Issuance Under the AngioDynamics, Inc. Employee Stock Purchase Plan	FOR	Page 54	No	No	Majority of the shares represented in person or by proxy and entitled to vote	Abstentions will have the effect of a negative vote; broker non-votes will not be counted or deemed present
2.	On page 4, paragraphs four and five under the heading “What is the voting requirement to approve each proposal?” are amended in their entirety to read as follows:

“For the approval of the increase in the number of shares available for issuance under the AngioDynamics, Inc. 2020 Stock and Incentive Award Plan (Proposal 4) the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.

For the approval of the increase in the number of shares available for issuance under the AngioDynamics, Inc. Employee Stock Purchase Plan (Proposal 5) the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval.”

3.
On page 47 under the heading “Proposal 4 - Approval Of An Increase In The Number Of Shares Available For Issuance Under The AngioDynamics, Inc. 2020 Stock And Incentive Award Plan”, the final sentence of the first paragraph is amended in its entirety to read as follows:

“The rules of Nasdaq require that approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the votes cast on the proposal and our by-laws require a higher standard of the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote.  Therefore, approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote; an abstention will have the effect of a negative vote on this Proposal 4.”

4.
On page 54 under the heading “Proposal 5 - Approval Of An Increase In The Number Of Shares Available For Issuance Under The AngioDynamics, Inc. Employee Stock Purchase Plan”, the final sentence of the first paragraph is amended in its entirety to read as follows:

“The rules of Nasdaq require that approval of this Proposal 5 requires the affirmative vote of the holders of a majority of the votes cast on the proposal and our by-laws require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote.  Therefore, approval of this Proposal 5 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote; an abstention will have the effect of a negative vote on this Proposal 5.”

This Supplement should be read together with the matters set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 3, 2022
This Supplement, the Proxy Statement for the 2022 Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2022 are available on the following website: www.proxyvote.com. To view materials via the internet, please follow the instructions set forth on the Notice Regarding Internet Availability mailed on or about September 22, 2022 to all shareholders of record on September 13, 2022.